UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2021
FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

45 Glover Avenue
Norwalk, Connecticut 06850
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (203) 810-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange LLC
The Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 4, 2021, FactSet Research Systems Inc. (the “Company” or “FactSet”) appointed Linda S. Huber as the Company’s Executive Vice President and Chief Financial Officer ("CFO"). Ms. Huber reports directly to Philip Snow, FactSet’s Chief Executive Officer. Ms. Huber succeeds Helen Shan as CFO, with Ms. Shan continuing to serve as FactSet's Chief Revenue Officer.

Ms. Huber, 62, brings over 30 years of experience in the financial services industry, including 15 years as a public company CFO. Ms. Huber most recently served as CFO of MSCI Inc. from April 2019 through September 2020, where she had responsibility for the company’s global finance activities. Prior to joining MSCI, she served as Executive Vice President and CFO of Moody’s Corporation from May 2005 to June 2018. Earlier in her career, Huber held a variety of increasingly senior roles in financial services, including Executive Vice President and CFO at U.S. Trust Company, a subsidiary of Charles Schwab & Company, Inc.; Managing Director at Freeman & Co.; Vice President of Corporate Strategy and Development and Assistant Treasurer at PepsiCo.; Vice President of the Energy Investment Banking Group at Bankers Trust Co.; and Associate in the Natural Resources Group at The First Boston Corp. Ms. Huber currently serves on the board of directors of the Bank of Montreal.

In connection with her employment, Ms. Huber will receive an annual base salary of $550,000 with a target annual performance bonus of $550,000 for fiscal 2022. She will receive this performance bonus in cash when fiscal year-end corporate bonuses are paid during the first quarter of fiscal 2023, provided that she remains employed by FactSet and is in good standing at the time bonuses are paid.
Ms. Huber will be granted an annual equity award with a grant date value of $2,250,000 in conjunction with the Company’s fiscal 2022 equity grant (which is currently estimated to be made in early November 2021) pursuant to the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated. This grant will be comprised of stock options with a grant date value of $750,000, restricted share units with a grant date value of $750,000, and performance share units with a grant date value of $750,000. The number of awards to be granted will be determined on the grant date by using applicable pricing models.
The stock options will vest 20% per year on the anniversary date of the grant over a five-year period. Each restricted share unit will represent the right to receive one share of FactSet common stock and will vest one-third on each of the first three anniversaries of the grant date. Each performance share unit will represent the right to receive one share of FactSet common stock on the third anniversary of the grant date, subject to adjustment based on performance during a three-year period from September 1, 2021 through August 31, 2024 measured against specified performance goals to be established.
Ms. Huber does not have any family relationships with any of FactSet's directors or executive officers. There are no arrangements or understandings between Ms. Huber and any other persons pursuant to which she was selected as Executive Vice President and CFO of FactSet. There are no related party transactions between FactSet and any of its subsidiaries and Ms. Huber that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

October 4, 2021	By:	/s/ RACHEL R. STERN
Rachel R. Stern Executive Vice President, Chief Legal Officer, Global Head of Strategic Resources and Secretary